                                                                     EXHIBIT 1.2

                                                                   DRAFT 3/23/99


                           Apex Silver Mines Limited


      Preference Shares, Warrants to Preference Shares, Depositary Shares
          Warrants to Ordinary Shares, Ordinary Share Purchase Rights
                              and Debt Securities
                             Underwriting Agreement



                                                              New York, New York
                                                                          [Date]

To the Representatives, named in Schedule I to the applicable Terms Agreement, of the Underwriters named in Schedule II to the applicable Terms Agreement

Ladies and Gentlemen:

          Apex Silver Mines Limited, a Cayman Islands corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule II to any applicable Terms Agreement (as defined below), for whom you (the "Representatives") are acting as representatives, up to an aggregate of $200,000,000 of its: (i) preference shares ("Preferred Shares"),
(ii) warrants to purchase Preferred Shares ("Preferred Warrants"), (iii) depositary shares representing fractional shares of Preferred Shares ("Depository Shares"), (iv) warrants to purchase Ordinary Shares ("Ordinary Warrants"), (v) Ordinary Share purchase rights ("Purchase Rights") and (vi) Debt Securities, or any combination thereof, from time to time, in or pursuant to one or more offerings, on terms to be determined at the time of sale. The form of terms agreement for each subsequent offering is found in Annex A hereto.

          The Preferred Shares, par value $.01 per share, will be issued in one or more series and each series of Preferred Shares may vary, as applicable, as to the title, specific number of shares, rank, liquidation preference, dividend rate or rates, dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of designation (each a "Certificate of Designation") relating to such series of Preferred Shares. A series of Preferred Shares may be represented by Depositary Shares that are evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to a deposit agreement (each a "Deposit

Agreement") among the Company, the depositary identified therein (the "Depositary") and the registered holders of the Depositary Receipts issued thereunder.

          The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture, dated as of ______, ____ (the "Senior Indenture"), between the Company and Wilmington Trust Company, as the trustee (the "Senior Trustee"), or as subordinated indebtedness (the "Subordinated Debt Securities") under an indenture, dated as of _____, _____ (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), between the Company and Wilmington Trust FSB, as trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principle amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable established by or pursuant to the applicable Indenture.

          Each issue of Ordinary Warrants, Purchase Rights or Preferred Warrants will be issued pursuant to a separate warrant agreement (each a "Warrant Agreement") or a separate Ordinary Share purchase right agreement (each a "Purchase Right Agreement") between the Company and the warrant agent identified therein (each a "Warrant Agent"). The Ordinary Warrants, the Purchase Rights and the Preferred Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise prices, expiration dates and terms of the related Underlying Securities.

          The Preferred Shares, the Preferred Warrants, the Depositary Shares, the Ordinary Warrants, the Purchase Rights, the Senior Debt Securities or the Subordinated Debt Securities or any combination thereof, initially issuable by the Company, are hereinafter referred to as the "Underwritten Securities." "Underlying Securities" shall mean the Ordinary Shares, Depositary Shares or Preferred Shares issuable upon exercise of an Ordinary Warrant, Preferred Warrant or Purchase Right, as applicable, or upon conversion of the Preferred Shares, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable.

          Whenever the Company determines to make an offering of Underwritten Securities through the Underwriters, the Company will enter into an agreement (each a "Terms Agreement") providing for the sale of such Underwritten Securities to, and the purchase thereof, by the Underwriters. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The Terms Agreement relating to the offering of Underwritten Securities shall specify the number or aggregate principle amount, as the case may be, of Underwritten Securities to be issued and other terms specific to the offer and sale of the applicable Underwritten Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company proposes to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any (the "Option Securities"). The Underwritten Securities, together with any applcable Option Securities, hereinafter referred to as the "Securities".

          Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act or pursuant to Rule 462(d) under the Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1.   Representations and Warranties.     The Company represents and
               -------------------------------
warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I to the applicable Terms Agreement) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments or supplements thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or
(3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,
                                                              --------  -------
that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The subsidiaries of the Company listed on Annex B hereto (individually a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") are the only Significant Subsidiaries of the Company (within the meaning of Rule 1-02 of Regulation S-X under the Act). The Company and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where any failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (d) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned directly or indirectly by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (e) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the Ordinary Shares of the Company conform in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the holders of outstanding shares of Ordinary Shares of the Company are not entitled to preemptive or other rights to subscribe for Ordinary Shares or other securities of the Company; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Ordinary Shares of or ownership interests in the Company are outstanding.

          (f) If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Shares and/or Depositary Shares, such Underwritten Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and the applicable Terms Agreement. The Preferred Shares, when issued and delivered by the Company pursuant to this Underwriting Agreement and the applicable Terms Agreement against payment of the consideration therefor, or for the related Depositary Shares, as the case may be, specified in the applicable Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company. In addition, upon deposit by the Company of any Preferred Shares represented by Depositary Shares with the applicable Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interest in such Preferred Shares. No holder of such Preferred Shares or Depositary Receipts evidencing Depositary Shares is or will be subject to personal liability by reason of being such a holder. The applicable Certificate if Designations will be in full force and effect prior to the Closing Time.

          (g) If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Depositary Shares represented by Preferred Shares [or if Debt Securities are convertible into Depositary Shares represented by Preferred Shares], the applicable Deposit Agreement has been, or prior to the issuance of such Depositary Shares will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance to its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

          (h) If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities, such Underwritten Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and the applicable Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided in the applicable Indenture and delivered against payment of the consideration therefor specified in the applicable Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign or composite currency judgement in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to the applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

          (i) If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if Preferred Shares are, or Depositary Shares represented by Preferred Shares are, convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (j) If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Warrants, Ordinary Warrants or Purchase Rights such Underwritten Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and the applicable Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided in the applicable Warrant Agreement or Purchase Right Agreement and delivered against payment of the consideration therefor specified in the applicable Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the applicable Warrant Agreement or Purchase Right Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (k) If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Warrants, Ordinary Warrants or Purchase Rights, each applicable Warrant Agreement or Purchase Right Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (l) If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Ordinary Shares, Preferred Shares or Depositary Shares, such Underling Securities have been, or as of the date of the applicable Terms

Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Ordinary Warrants, Preferred Warrants or upon conversion of the related Preferred Shares, Depositary Shares or Debt Securities, as applicable. If the Underlying Securities include Ordinary or Preferred Shares, such underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued and fully paid and non-assessable and will not be subject to preemptive or other similar rights of any other security holder of the Company. If the Underlying Securities include Depositary Shares, such Underlying Securities, upon deposit by the Company of the Preferred Shares represented thereby with the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Shares. No holder of such Ordinary Shares, Preferred Shares or Depositary Receipts evidencing Depositary Shares or will be subject to personal liability by reason of being such a holder. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon the conversion of the related Preferred Shares or Depositary Shares, as the case may be. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the related Preferred Shares of Depositary Shares, as applicable, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign or composite currency judgement in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to the applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (m) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture, Deposit Agreement and Warrant Agreement, as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (n) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the summaries of legal and regulatory matters and proceedings under the headings ["Republic of Bolivia," "Description of Ordinary Shares" and "Title and Ownership Rights" (under both of the "Development Project" and "Advanced Exploration Properties" headings)] fairly summarize the matters therein described.

          (o) This Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company and constitutes, and will constitute, a valid and binding obligation of the Company enforceable in accordance with its terms.

          (p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities or Underlying Securities, if any, by the Underwriters in the manner contemplated herein and in the Final Prospectus.

          (r) Neither the issue and sale of the Securities or Underlying Securities, if any, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to,
(i) the charter or by-laws of the Company or any of its subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, which breach, violation or imposition would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (s) Except as set forth in the Final Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Securities Act.

          (t) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption[s] ["Selected Consolidated Financial Data"] in the Final Prospectus and Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein.

          (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective properties is pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) (except, in the case of this clause (ii), for those that have been disclosed in the Final Prospectus).

          (v) Except as set forth in the Final Prospectus, each of the Company and each of its subsidiaries, owns or leases all such properties as are necessary to the conduct of its operations as presently conducted and the Company directly or indirectly through its subsidiaries owns, leases or possesses the rights to all properties as are necessary to explore, develop and exploit the San Cristobal Project (as defined in the Final Prospectus) in Bolivia, except where the failure to own, lease or possess the rights for any property would not singularly or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (w) Except as set forth in the Final Prospectus, neither the Company nor any subsidiary is in violation of any law, rule or regulation of any foreign national, federal, state or local governmental or regulatory authority applicable to it or is not in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit, registration, concession, franchise, or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus; and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

          (x) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (y) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (z) There are no transfer taxes or other similar fees or charges under foreign national law, federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities or Underlying Securities, if any, except as set forth in the Final Prospectus or where the failure to pay any such taxes, fees or charges would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (aa) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or as would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (bb) Except as set forth in the Final Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the

Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (dd) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus or where such prohibition would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (ee) The Company and its subsidiaries possess all certificates, authorizations, registrations, qualifications, licenses, concessions, franchises and permits issued by the appropriate federal, state, foreign national or local regulatory authorities necessary to conduct their respective businesses as presently conducted, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, registration, qualification, license, concession, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (ff) Neither the Company nor any of its subsidiaries is in violation of any federal, state, foreign national or local law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal, state, foreign national and local occupational safety and health and environmental laws and regulations to conduct their respective businesses as presently conducted, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (gg) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) The Company's independent technical consultants [Kvaerner Metals, Davy Nonferrous Division, Mine Reserves Associates Inc., Pincock, Allen & Holt, Mineral Resources Development Inc., Knight Piesold LLC and Behre Dolbear] who have affirmed and verified the proven and probable ore reserves located at the San Cristobal Project as of ________, 1999 and as set forth in or incorporated by reference in the Final Prospectus are experts (as such term is used in Section 11 (b) (3) of the Act) in the field of mining engineering and have consented to being named in the Registration Statement.

          (ii) The information set forth in the Registration Statement and the Final Prospectus relating to the proven and probable ore reserves located at the San Cristobal Project as of ________, 1999 has been prepared materially in accordance with methods generally applied in the mining industry and conforms in all material respects to the rules and regulations of the Commission.

          (jj) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the several Underwriters to the Cayman Islands or any political subdivision or taxing authority thereof or therein purely as a direct consequence of the issue of the Securities of the Underlying Securities, if any, by the Company to or for the respective accounts of the several Underwriters for resale and delivery to the initial purchasers thereof in the manner contemplated herein.

          (kk) The Shareholders' Agreements dated July, 1996 by and among the Company, Apex Silver Mines LDC, Consolidated Commodities Ltd., Mr. Thomas S. Kaplan, Litani Capital Management LDC, Silver Holdings LDC and each shareholder a signatory thereto have been duly authorized, executed and delivered and are valid and binding obligations enforceable, against the parties thereto, including, without limitation, the "Holdback" provisions of Section 7 thereto.

          (ll) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

          (mm) Subsequent to the respective dates as of which information is given in the Final Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction in the ordinary course of business (other than the transactions contemplated by this Underwriting Agreement); (ii) the Company has not purchased any of its outstanding Ordinary Shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its Ordinary Shares; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Final Prospectus.

          (nn) The Company owns or possesses all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its business, and the Company has not received any written notice of infringement of, or conflict with, asserted rights of any third party with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company, except as described in or contemplated in the Final Prospectus or Prospectus Supplement.

          Any certificate signed by any officer or director of the Company and any executive officer of Apex Corporation and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2.   Purchase and Sale.  (a) Subject to the terms and conditions and
               ------------------
in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I to any applicable Terms Agreement, the amount of Underwritten Securities set forth opposite such Underwriter's name in Schedule II to the applicable Terms Agreement.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth on Schedule I to the applicable Terms Agreement at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or facsimile notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.   Delivery and Payment.  Delivery of and payment for the
               ---------------------
Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

          4.   Offering by Underwriters.  It is understood that the several
               -------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5.   Agreements.    The Company agrees with the several Underwriters
               -----------
that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any

Rule 462(b) Registration Statement shall have been filed with the Commission,
(C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the signed Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or otherwise required, as many copies of the Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will cooperate with the Representatives and counsel for the Representatives in connection with endeavoring to obtain qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not otherwise so subject.

          (f) Until the Business Day set forth on Schedule I to the applicable Terms Agreement, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Ordinary Shares or any securities convertible into, or exchangeable for, shares of Ordinary Shares; provided, however, that the Company may issue and sell Ordinary Shares pursuant to any stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or pursuant to the Buy-Sell Agreement as disclosed in the Final Prospectus.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) If the applicable Terms Agreement specifies that any related Underlying Securities include Ordianry Shares, Preferred Shares and/or Depositary Shares, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Ordinary Shares and/or Preferred Shares, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon the exercise of the related Ordinary Warrant, Preferred Warrant or Purchase Right, as applicable, or upon the conversion of Preferred Shares, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable.

          (i) The Company will use its best efforts to effect the listing of the Securities and any related Underlying Securities, prior to the Closing Time, on the American Stock Exchange (or any other securities exchange or quotation system) if and as specified in the applicable Terms Agreement.

          6.   Conditions to the Obligations of the Underwriters.  The
               --------------------------------------------------
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, pursuant to the applicable Terms Agreement, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of W.S. Walker & Company, Cayman Islands counsel for the Company, dated the Closing Date, to the effect that:

               (i) Each of the Company and its subsidiaries that are incorporated under the laws of the Cayman Islands (individually a "Cayman Subsidiary" and collectively the "Cayman Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

               (ii) All the outstanding shares of capital stock of each Cayman Subsidiary have been duly and validly authorized and issued and are fully paid and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Cayman Subsidiaries are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) The outstanding shares of Ordinary Shares have been duly and validly authorized and issued and are fully paid; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and the liability of a shareholder in respect of such Securities is limited to the amount that the shareholder has agreed to pay for such Securities and the Company cannot call for additional sums to be paid by the shareholders in respect of such Shares;

               (iv) If any of the Securities being sold pursuant to the applicable Terms Agreement include Preferred Shares and/or Depositary Shares, such Securities or Underlying Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Preferred Shares, when issued and delivered by the Company pursuant to the terms of the Underwriting Agreement and the applicable Terms Agreement against payment of the consideration specified for the Preferred Shares or for the related Depositary Shares in the applicable Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company. In addition, upon deposit by the Company of any Preferred Shares represented by Depositary Shares with the applicable Depositary and the execution and delivery of such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Depositary Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Shares. No holder of such Preferred Shares or Depositary Receipts evidencing such Depositary Shares is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Preferred or Depositary Receipts evidencing Depositary Shares is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter of by-laws of the Company and with the requirements of the American Stock Exchange. The applicable Certificate of Designations is in full force and effect;

               (v) If any of the Securities being sold pursuant to the applicable Terms Agreement include Depositary Shares, the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement;

               (vi) If any of the Securities being sold pursuant to the applicable Terms Agreement include Debt Securities, such Debt Securities have been authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Securities when issued and authenticated in the manner provided for in the applicable Indenture and delivered by the Company pursuant to the terms of the Underwriting Agreement and the applicable Terms agreement against payment of the consideration therefor specified in the applicable Terms Agreement, will be validly and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign or composite currency judgement in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to the applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture;

               (vii) If any of the Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if Preferred Shares or Depositary Shares represented by Preferred Shares are, convertible into Debt Securities, each applicable Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (viii) If any of the Securities being sold pursuant to the applicable Terms Agreement include Ordinary Warrants, Preferred Warrants or Purchase Rights, such Securities have been authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Securities when issued and authenticated in the manner provided for in the applicable Warrant or Purchase Right Agreement and delivered by the Company pursuant to the terms of the Underwriting Agreement and the applicable Terms agreement against payment of the consideration therefor specified in the applicable Terms Agreement, will be validly and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (x) If any of the Securities being sold pursuant to the applicable Terms Agreement include Ordinary Warrants, Preferred Warrants or Purchase Rights, each applicable Warrant Agreement or Purchase Right Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (xi) If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Ordinary Shares, Preferred Shares or Depositary Shares, such Underlying Securities have been duly authorized and reserved for issuance by the Company upon exercise of the Ordinary Warrants, Preferred Warrants or upon conversion of the related Preferred Shares, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable. The Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued and fully paid and non-assessable and will not be subject to preemptive or other similar rights of any other security holder of the Company. No holder of the Underlying Securities will be subject to personal liability by reason of being such a holder. In addition, the Underlying Securities, upon deposit by the Company of the Preferred Shares represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Underlying Securities, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Shares. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities or Subordinated Debt Securities, such Underlying Securities have been duly authorized for issuance by the Company upon the conversion of the related Preferred Shares or Depositary Shares, as the case may be. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the related Preferred Shares of Depositary Shares, as applicable, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign or composite currency judgement in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to the applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States;

               (xii) The Securities being sold pursuant to the applicable Terms Agreement and each of the applicable Indenture, Deposit Agreement, Ordinary Warrant Agreement, Preferred Warrant Agreement or Purchase Right Agreement conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Final Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

               (xiii) this Agreement, and the applicable Terms Agreement, have been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company;

               (xiv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Cayman Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus; and the summaries of legal and regulatory matters and proceedings under the heading "Description of Ordinary Shares" fairly summarize the matters therein described;

               (xv) neither the issue and sale of the Underwritten Securities and any Underlying Securities, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Cayman Subsidiaries pursuant to, (i) the Memorandum and Articles of Association of the Company or the Cayman Subsidiaries or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Cayman Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Cayman Subsidiaries or any of its or their respective properties, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

               (xvi) the Company's agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of the Cayman Islands; the Company can sue and be sued in its own name under the laws of the Cayman Islands, the irrevocable submission of the Company to the non-exclusive personal jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement, not being a sum payable in respect of taxes or other charges of a like nature or a fine or other penalty, is enforceable against the Company in the courts of the Cayman Islands; and

               (xvii) the Company is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could not successfully interpose any such immunity as a defense in any suit or action brought or maintained in respect of its obligations under this Agreement.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the Cayman Islands, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have furnished to the Representatives the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

               (i) each subsidiary of the Company incorporated in the United States (individually a "Domestic Subsidiary" and collectively the "Domestic Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

               (ii) all the outstanding shares of capital stock of each Domestic Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Domestic Subsidiaries are owned by the Company, directly or indirectly, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) if required by the applicable Terms Agreement, the Securities being sold hereunder by the Company, and any related Underlying Securities, are duly listed and admitted for trading, subject to official notice of issuance, on the American Stock Exchange; and, except as set forth in the Final Prospectus, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Ordinary Shares or ownership interests in the Company are outstanding;

               (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Final Prospectus under the heading "Taxation" constitute fair summaries of those statues and regulations discussed therein applicable to the offering of the Securities;

               (v) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Pro spectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of their date and on the Closing Date include any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need not express any opinion);

               (vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (vii) to such counsel's knowledge, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction (and the securities laws of any jurisdiction outside the United States) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

               (viii) to such counsel's knowledge, neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument, filed as a material contract by the Company under the Exchange Act, to which the Company or its subsidiaries is a party or bound or to which their respective property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their respective properties, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and

               (ix) Except as set forth in the Final Prospectus, to such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Securities Act.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (d) The Company shall have furnished to the Representatives the opinion of Quintanilla & Soria, Bolivian counsel for the Company, dated the Closing Date, with respect to matters of title and to corporate status in Bolivia and other related matters as the Representatives may reasonably require.

          (e) The Company shall have furnished to the Representatives the opinion of Bufete Gutierrez-Falla, Honduran counsel for the Company, dated the Closing Date, with respect to matters of title and to corporate status in Honduras and other related matters as the Representatives may reasonably require.

          (f) The Company shall have furnished to the Representatives the opinion of _______________, Mexican counsel for the Company, dated the Closing Date, with respect to matters of title and to corporate status in Mexico and other related matters as the Representatives may reasonably require.

          (g) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Company and the Vice President of Finance and Chief Financial Officer of Apex Corporation, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the

     Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (i) At the Execution Time and at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations thereunder;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71 of the unaudited interim financial information for the ______ month period ended _________, 1999 and as at _________,
     1999, incorporated by reference into the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations of the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Final Prospectus;

                    (2) with respect to the period subsequent to _________, 1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the accumulated deficit of the Company and its subsidiaries, long-term debt or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the _________, 1999, consolidated balance sheet included in the Registration Statement and the Final Prospectus, or for the period from _________, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net revenues, interest income or in total or per share amounts of net income or interest income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                    (3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

              (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including, but not limited to, the information set forth under the captions "Summary Operating and Financial Information" and "Selected Financial Information" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Annex C hereto from each director of the Company and each executive officer of Apex Corporation addressed to the Representatives, in which each such person agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for such Ordinary Shares, or publicly announce an intention to effect any such transaction, for a period of [180 days] after the date of this Agreement, other than (i) any shares of Ordinary Shares to be sold hereunder,
(ii) any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus to which this Agreement relates and (iii) other than shares of Ordinary Shares disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

          (l) On the Closing Date, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization," as defined by the Commission for the purpose of Rule 436(g)(2) of the Act, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Salomon Smith Barney Inc. a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Salomon Smith Barney Inc., confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

          (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, at 590 Madison Avenue, New York, New York, on the Closing Date.

          7.   Reimbursement of Underwriters' Expenses.  If the sale of the
               ----------------------------------------
Securities provided pursuant to the applicable Terms Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.     Indemnification and Contribution.  (a) The Company agrees to
                 ---------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, and (ii) such indemnity with respect to any Basic Prospectus or Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting such loss, claim, damage, or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Preliminary Final Prospectus (or the Final Prospectus as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Basic Prospectus or Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as so amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the stabilization legend in block capital letters on page ____ and, under the heading "Underwriting," (ii) the sentences related to concessions and reallowances and the paragraph related to stabilization in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than pursuant to the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such
                                             --------  -------
counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as
            --------  -------
may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this

Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Default by an Underwriter.  If any one or more Underwriters shall
               --------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II to any applicable Terms Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided,
                                                                      --------
however, that in the event that the aggregate principal amount of Securities
-------
which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in
Schedule II to any applicable Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               ------------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Ordinary Shares shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or the Nasdaq Stock Market,
(ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, care of Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Keith Hulley (facsimile number (303) 839-5907 and confirmed to him at Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, attention of the Legal Department.

          13.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               ---------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed in the state of New York.

          15.  Counterparts.  This Agreement may be signed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used herein are for convenience
               ---------
only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this
               ------------
Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                    Very truly yours,

                                    Apex Silver Mines Limited


                                    By: ______________________
                                         Name:
                                         Title:


The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule II hereof.

Salomon Smith Barney Inc.
[name of co-manager, if any]

By: _______________________
     Name:
     Title:

For themselves and the other
several Underwriters named in
Schedule II to the foregoing
Agreement.

                                    ANNEX A
                                    -------

                                TERMS AGREEMENT


To:  Apex Silver Mines Limited
     One Norwest Centre, Suite 3050
     1700 Lincoln Street
     Denver, Colorado 80203

Ladies and Gentlemen:

          We understand that Apex Silver Mines Limited, a Cayman Islands corporation (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, [_____ Preferred Shares] [in the form of Depositary Shares each representing _____ of a Preferred Share] [$____ aggregate principle amount of its [Senior][Subordinated] Debt Securities] [_________ Ordinary Warrants to purchase Ordinary Shares, par value $.01 per share] [_______ Preferred Warrants to purchase Preferred Shares]. Subject to the terms and conditions set forth in Schedule I hereto, the Underwriters set forth on
Schedule II hereto, offer to purchase, severally and not jointly, the [number] [principle amount] of Underwritten Securities opposite their names as set forth on Schedule II hereto and a proportionate amount of Option Securities as set forth on Schedule II, to the extent any option to Option Securities is exercised.

          All of the provisions contained in any schedule to this Terms Agreement are hereby incorporated by reference in their entirety into this Terms Agreement and shall be deemed part of this Terms Agreement to the same extent as if such provisions had been set forth herein. Terms used in this Terms Agreement shall have the meanings ascribed to them in the Underwriting Agreement or in any schedule to this Terms Agreement.

          Please accept this offer no later than ____ [a.m.] [p.m.] (New York City time) on [Date] by signing a copy of this Terms Agreement and returning it to us.

                              Very truly yours,

                              SALOMON SMITH BARNEY INC.

                              By: ___________________________
                                    Name:
                                    Title:

Accepted:

APEX SILVER MINES LIMITED

By: ___________________
     Name:
     Title:

                                   SCHEDULE I
                                   ----------

                          Terms for [Preferred Shares]


Underwriting Agreement dated:       [Date]

Registration Statement No.:         [ ]

Representatives:                    Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:
     Title:
     Rank:
     Ratings:
     Number of Preferred Shares:
     Number of Option Securities:
     Dividend [rate] [formula] per Preferred Share:
     Dividend payment dates:
     Stated value:
     Liquidation preference per Preferred Share:
     Redemption provisions:
     Sinking fund requirements:
     Conversion provisions:
     Listing requirements:
     Black-out provisions:
     Lock-up provisions:
     Price to the Public per Preferred Share:
     Price to the Public -- total:
     Underwriting Discount per Share:
     Underwriting Discount -- total
     Proceeds to the Company per Share:
     Proceeds to the Company -- total:
     Other terms and conditions:

Closing Date, Time and Location:    [Date] at [Time]

Type of Offering:                   [Delayed] [Non-delayed]

Date referred to in Section [5(f)] after which the Company may offer or sell securities issued or guaranteed by the company without the consent of the
     Representatives: [ ] days after the Execution Time.

Modification of items to be covered by the letter from PricewaterhouseCoopers
     LLP delivered pursuant to Section [6(e)] at the Execution Time: [ ].

                         Terms for [Depositary Shares]

Underwriting Agreement dated:       [Date]

Registration Statement No.:         [ ]

Representatives:                    Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:

     Title:
     Fraction of Preferred Share represented:
     Ratings:
     Rank:
     Number of Depositary Shares:
     Number of Option Securities:
     Dividend [rate] [formula] per Depositary Share:
     Dividend payment dates:
     Liquidation preference per Depositary Share:
     Redemption provisions:
     Sinking fund requirements:
     Conversion provisions:
     Listing requirements:
     Black-out provisions:
     Lock-up provisions:
     Price to the Public per Depositary Share:
     Price to the Public -- total:
     Underwriting Discount per Depositary Share:
     Underwriting Discount -- total
     Proceeds to the Company per Depositary Share:
     Proceeds to the Company -- total:
     Other terms and conditions:


Closing Date, Time and Location:     [Date] at [Time]

Type of Offering:                    [Delayed] [Non-delayed]

Date referred to in Section [5(f)] after which the Company may offer or sell securities issued or guaranteed by the company without the consent of the
     Representatives: [ ] days after the Execution Time.

Modification of items to be covered by the letter from PricewaterhouseCoopers
     LLP delivered pursuant to Section [6(e)] at the Execution Time: [ ].

                          Terms for [Debt Securities]

Underwriting Agreement dated:       [Date]

Registration Statement No.:         [ ]

Representatives:                    Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:

     Title:
     Rank:
     Ratings:
     Aggregate principle amount:
     Denominations:
     Currency of payment:
     Interest rate formula:
     Interest payment dates:
     Regular record dates:
     Stated maturity dates:
     Redemption provisions:
     Sinking fund requirements:
     Conversion provisions:
     Listing requirements:
     Black-out provisions:
     Price to the Public per Debt Security:
     Price to the Public -- total:
     Underwriting Discount per Debt Security:
     Underwriting Discount -- total
     Proceeds to the Company per Debt Security:
     Proceeds to the Company -- total:
     Form:
     Other terms and conditions:

Closing Date, Time and Location:    [Date] at [Time]

Type of Offering:                   [Delayed] [Non-delayed]

Date referred to in Section [5(f)] after which the Company may offer or sell securities issued or guaranteed by the company without the consent of the
     Representatives: [ ] days after the Execution Time.

Modification of items to be covered by the letter from PricewaterhouseCoopers
     LLP delivered pursuant to Section [6(e)] at the Execution Time: [ ].

         Terms for [[Ordinary] [Preferred] Warrants [Purchase Rights]]

Underwriting Agreement dated:       [Date]

Registration Statement No.:         [ ]

Representatives:                    Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:

     Title:
     Type:
     Number:
     Warrant or Purchase Right Agent:
     Issuable jointly with [Ordinary Shares] [Preferred Shares] [Debt
        Securities]:
     Number of [Ordinary] [Preferred] Warrants issued per Underwritten Security:
     Dates from or during which [[Ordinary] [Preferred] Warrants [Purchase
        Rights] exercisable:
     Expiration date:
     Exercise price:
     Price to the Public per Debt Security:
     Price to the Public -- total:
     Underwriting Discount per Debt Security:
     Underwriting Discount -- total
     Proceeds to the Company per Debt Security:
     Proceeds to the Company -- total:
     Title of Underlying Security:
     [Number] [principal amount] of Underlying Securities per [[Ordinary]
        [Preferred] Warrant [Purchase Right]:
     Other terms and conditions:

Closing Date, Time and Location:    [Date] at [Time]

Type of Offering:                   [Delayed] [Non-delayed]

Date referred to in Section [5(f)] after which the Company may offer or sell securities issued or guaranteed by the company without the consent of the
     Representatives: [ ] days after the Execution Time.

Modification of items to be covered by the letter from PricewaterhouseCoopers
     LLP delivered pursuant to Section [6(e)] at the Execution Time: [ ].

                                  SCHEDULE II
                                  -----------


Underwriters         Number if         Maximum Number         Maximum Total
                   Underwritten      of Option Securities       Number of
                  Securities to be    Available to be       Securities Available
                    Purchased            Purchased            to be Purchased
--------------------------------------------------------------------------------
Salomon Smith
Barney Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Total
--------------------------------------------------------------------------------

                                    ANNEX B
                                    -------

                            Significant Subsidiaries

 Name                                                           Jurisdiction
------                                                          ------------
1.   Apex Silver Mines LDC                                      Cayman Islands
2.   ASM Holdings Limited                                       Cayman Islands
3.   Apex Silver Mines Corporation                              Delaware, USA
4.   Apex Partners LDC                                          Cayman Islands
5.   Andean Silver Corporation                                  Cayman Islands
6.   ASC Peru LDC                                               Cayman Islands
7.   ASC Partners LDC                                           Cayman Islands
8.   ASC Bolivia LDC                                            Cayman Islands
9.   Apex Asia LDC                                              Cayman Islands
10.  'JSC' Kumushtak                                            Kyrghyzstan
11.  Kumushtak Management Company                               Kyrghyzstan
12.  'Asgadmongu' Company Ltd.                                  Mongolia
13.  Kanimansur LTD Mining Joint Venture (Formation Pending)    Tajikistan
14.  Minera de Cordilleras, S. de R.L.                          Honduras
15.  Cordilleras Silver Mines Ltd.                              Bahamas
16.  Cordilleras Silver Mines LDC                               Cayman Islands
17.  Minera de Cordilleras, S. de R.L. de C.V.                  Mexico
18.  Compania Minerales de Zacatecas, S. de R.L. de C.V.        Mexico
19.  Compania Metalurgica Baronse, S. de R.L. de C.V.           Mexico
20.  Compania Metalurgica Largo, S. de R.L. de C.V.             Mexico
21.  SMRL Dorita I de Ica (Formation Pending)                   Peru

                                    ANNEX C
                                    -------

[Letterhead of director of the Company or executive officer of Apex Corporation]

                           Apex Silver Mines Limited
                           -------------------------
                   Public Offering of Underwritten Securities
                   ------------------------------------------

                                                              ____________, ____

Salomon Smith Barney Inc.
 [ ]
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Apex Silver Mines Limited, a Cayman Islands corporation (the "Company"), and each of you as representatives of a group of Underwriters named on Schedule II to the applicable Terms Agreement, relating to a public offering of the Underwritten Securities of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement and the applicable Terms Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of [180] days after the date of this Agreement, other than (i) any shares of Ordinary Shares to be sold pursuant to the applicable Terms Agreement, (ii) any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus to which this Agreement relates and (iii) shares of Ordinary Shares disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement and the applicable Terms Agreement), this Agreement shall likewise be terminated.

                                         Yours very truly,

                                    [Signature of officer or director]
                                    [Name and address of officer or director]